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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): NOVEMBER 26, 2004

                                   ATARI, INC.
               (Exact name of registrant as specified in charter)


                                    DELAWARE
                          (State or other jurisdiction
                        of incorporation or organization)

                         Commission File Number: 0-27338

                                   13-3689915
                      (I.R.S. employer identification no.)

                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
                         (Address of principal executive
                          offices, including zip code)

                                 (212) 726-6500
              (Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


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      / /  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      / /  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      / /  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      / /  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On November 26, 2004, Atari, Inc. (the "Company") entered into an Employment Agreement with James Caparro (the "Agreement"). Pursuant to the Agreement, Mr. Caparro is to serve as the President and Chief Executive Officer of the Company, reporting directly to the Chairman of the Board of Directors, so long as the current Chairman remains as such and thereafter directly to the Board. The term of the Agreement will continue through March 31, 2009 and may be extended for up to two additional one year periods under terms that are identical to those contained in the Agreement.

         Under the Agreement, Mr. Caparro receives an annual salary of $700,000, such salary to be reviewed annually for increase in the Compensation Committee's sole discretion. Mr. Caparro is eligible to receive an annual bonus with a target amount of 100% of his base salary (with a maximum of 150% based on significant above target achievement) based upon the overall financial performance of the Company (the "Incentive Bonus"). Additionally, Mr. Caparro is eligible to receive an annual bonus of up to 100% of his base salary based upon attainment of strategic objectives to be determined by the Compensation Committee and Mr. Caparro on an annual basis (the "Strategic Bonus" and together with the Incentive Bonus, the "Caparro Bonuses").

         Upon execution of the Agreement, Mr. Caparro received a grant of stock options to purchase 1,750,000 shares of the Company's Common Stock at the then fair market value ($1.91). Such options shall vest 25% on June 30, 2005 and 6.25% each calendar quarter end thereafter commencing with the calendar quarter ending December 31, 2005. The Company will also provide Mr. Caparro with a life insurance policy worth $1,000,000 and $10,000 for tax and financial planning services.

         Furthermore, if Mr. Caparro is terminated without cause or resigns for good reason prior to a change of control event, then in exchange for a general release and conditional upon Mr. Caparro's ongoing compliance with the non-compete covenant, Mr. Caparro will receive (i) his then current base salary, in 12 equal monthly installments, (ii) a bonus payment equal to the amount of the Caparro Bonuses earned for the fiscal year prior to the fiscal year of termination, but no greater than the target Caparro Bonuses for such year (or, if during the fiscal years ending March 31, 2005 or 2006, based on the target Caparro Bonuses), paid when such bonuses would otherwise be paid, (iii) a bonus payment equal to the pro-rata portion of the Caparro Bonuses for the year of termination and payment of any accrued amounts for vacation, expenses, or bonuses, (iv) 100% vesting of options, which remain exercisable for a period of six months thereafter, or, if less, the remainder of the term of the grant, and
(v) continued medical, health and life insurance for the earlier of 12 months or until such benefits are covered by a new employer.

         If Mr. Caparro is terminated without cause or resigns for good reason within 24 months of a change of control event, then in exchange for a general release and conditional upon Mr. Caparro's ongoing compliance with the non-compete covenant, Mr. Caparro will receive (i) two times the sum of (a) his then current base salary, and (b) the greater of (I) the amount of the target Caparro Bonuses for the year of termination, or (II) the amount of the Caparro Bonuses earned for the immediately preceding bonus year (or if higher, the bonus payment made to Mr. Caparro with respect to the full fiscal year immediately preceding the change of control event), (ii) a bonus payment equal to the pro-rata portion of the Caparro Bonuses for the year of termination and payment of any accrued amounts for vacation, expenses, or bonuses, (iii) 100% vesting of options, which remain exercisable for a period of 12 months thereafter or, if less, the remainder of the term


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of the grant, and (iv) continued medical, health and life insurance for the earlier of 24 months or until such benefits are covered by a new employer.

         If any payments or benefits paid to Mr. Caparro under the Agreement are deemed to be parachute payments pursuant to the Internal Revenue Code, and if Mr. Caparro is subject to excise tax under the Internal Revenue Code, the Company has agreed that Mr. Caparro will be entitled to receive an additional gross up payment to place Mr. Caparro in the same position that he otherwise would have been in had the excise tax not been payable, subject to certain limitations.

         Mr. Caparro has agreed that, for the greater of either (i) six months after Mr. Caparro's employment with the Company ends (regardless of reason); or
(ii) the number of months for which Mr. Caparro will receive severance payments under the Agreement, he will not provide services to an enumerated list of competitors. Mr. Caparro has also agreed to a two-year non-solicitation covenant.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         (b) Section 11(b) of Bruno Bonnell's employment contract provides that the Company may appoint an executive officer to assume some of the day-to-day duties currently performed by Mr. Bonnell in order to enable Mr. Bonnell to devote more of his time to his creative role. Accordingly, effective November 26, 2004, Mr. Bonnell will no longer serve as the Company's Chief Executive Officer, as he will be replaced by Mr. Caparro in that capacity. Mr. Bonnell will continue to serve as the Company's Chairman and Chief Creative Officer.

         (c) As discussed above, effective November 26, 2004, James Caparro, age 52, was appointed the President and Chief Executive Officer of the Company and entered into an Employment Agreement with the Company. The material terms of the Agreement are set forth above under "Item 1.01 Entry into a Material Definitive Agreement" and are hereby incorporated by reference into this Item 5.02. Mr. Caparro, a member of the Company's Board of Directors since February 2002, will continue to serve on the Company's Board.

         Prior to joining the Company and since December 2003, Mr. Caparro was the Chairman and Chief Executive Officer of Entertainment Distribution Corp., a complete supply chain solution provider to the entertainment industries. From September 2002 to December 2003, Mr. Caparro was the Chief Executive Officer of WEA Corp., the company responsible for the sales, marketing, packaging, manufacturing and distribution of music, video and other intellectual property owned and controlled by the Warner Music Group. From 1998 through 2001, Mr. Caparro was the Chairman and CEO of the Island Def Jam Music Group, part of the Universal Music Group. From 1988 through 1998, Mr. Caparro held several senior management positions within Polygram, Inc., including six years as President and CEO of PolyGram Group Distribution and its divisions (Distribution, Video, Merchandising, PolyMedia, New Media, and Business Development). From 1973 to 1998, Mr. Caparro held several positions with Sony Music, leading up to Senior Vice President, Sales and Field Marketing for Epic Records.

         There is no pre-existing arrangement or understanding which required that Mr. Caparro be selected as President and Chief Executive Officer of the Company. Mr. Caparro is neither related to any other director/executive officer of the Company nor does he have relationships (other than serving as a Director) or transactions with the Company outside the context of his employment.



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ITEM 7.01.        REGULATION FD DISCLOSURE.

         On November 29, 2004, the Company issued a press release announcing James Caparro's appointment as President and Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this report.


ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits.  The following exhibit is furnished as part of this report:

       Exhibit 99.1          Atari, Inc. Press Release, dated November 29, 2004.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ATARI, INC.

                                          By:          /s/ Harry M. Rubin
                                                --------------------------------
                                                Harry M. Rubin
                                                Senior Executive Vice President


Date:  November 30, 2004


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                                  EXHIBIT INDEX
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NUMBER                 DESCRIPTION
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
99.1                   Atari, Inc. Press Release, dated November 29, 2004.
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